BYLAWS

                                       OF

                      SPORTS INFORMATION & PUBLISHING CORP.


                                    ARTICLE I
                                     Office
                                     ------

     The principal office of the Corporation in the State of Colorado shall be located at 1869 West Littleton Boulevard, Littleton, Colorado 80120, and thereafter at such location as the Board of Directors may determine.

     The Corporation may have such other offices, either within or without the State of Colorado, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

     The Corporation shall have and continuously maintain in the State of Colorado a registered office and a registered agent whose office is identical with such registered office as required by the Colorado Business Corporation Act.

                                   ARTICLE II
                             Shareholders' Meetings
                             ----------------------

     Section 1.  Annual Meetings.
                 ----------------

     A.   Time and Place.
          ---------------
          The Annual Meeting of the Shareholders of the Corporation, commencing with the year of incorporation, shall be as determined by the Board of Directors on a date not less frequent than once every 365 days. If said day is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

     B.   Purpose of Annual Meeting.
          --------------------------
          The business to be transacted at such Annual Meeting shall be the election of Directors and such other business as shall be properly brought before the meeting.

     C.   Alternate Election Date.
          ------------------------
          If the election of Directors shall not be held on the day designated for the Annual Meeting, or at the designated date upon adjournment of such meeting, the Board of Directors shall call a Special Meeting of the Shareholders as soon as conveniently possible thereafter. At such meeting, the election of Directors shall take place, and such election and any other business transacted there at shall have the same force and effect as at an Annual Meeting duly called and held.

     D.   Notice.
          -------
          Written notice at the address last shown on the books of the Corporation stating the place, day and hour of the meeting, and in the case of a Special Meeting the purpose for which the meeting is called, shall be delivered not less than 10 days nor more than 50 days before the date of the meeting, either personally or by mail at the direction of the President, Secretary or other officer or person calling the meeting; except that if the authorized shares of the Corporation are to be increased, at least 30 days notice shall be given.

     Section 2.  Special  Meetings.
                 ------------------
     Special Meetings of the Shareholders may be called by the President, Board of Directors or by the holders of at least 20% of the stock entitled to vote at such meeting.

     Section 3.  Waiver of Notice.
                 -----------------
     A Shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the Shareholders.

     Section 4.  Quorum.
                 -------
     The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these Bylaws, constitute a quorum at all meetings of the Stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained and, except as otherwise provided by law, no notice of any such adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting so adjourned.

     Section 5.  Closing of Transfer Books; Record Date.
                 ---------------------------------------
     In order to determine the Shareholders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Shareholders of record for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed 50 days. If the purpose of such closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least ten days preceding such meeting.

     A.   Record Date.
          -----------
          In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for such determination of Shareholders, such date in any case to be not more than 50 days prior to the date of action which requires such determination, nor in the case of a Shareholders' meeting, not less than ten days in advance of such meeting.

     B.   Alternate Record Date.
          ----------------------
          If the Stock Transfer Books are not closed and no record date is fixed for such determination of the Shareholders of record, the date on which notice of the meeting is mailed or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders.

     C.   Adjournment.
          ------------
          When a determination of Stockholders entitled to vote at any meeting has been made, as provided in this Section, such determination shall apply to any adjournment of such meeting.

     Section 6.  Presiding  Officer.
                 -------------------
     Meetings of the Stockholders shall be presided over by the President.

     Section 7.   Proxies.
                 --------
     At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or the Stockholder's duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     Section 8.  Voting of Shares by Stockholders.
                 ---------------------------------

          A. Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          B. At each meeting of the Stockholders, except as otherwise provided by law or by the Articles of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Elections of directors shall be determined by a plurality of the votes cast, and except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, all other actions shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the Stockholder or by his duly authorized attorney and shall not be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

          C. At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the Stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the Stockholders for their consideration at a meeting, any Stockholder entitled to vote may, on any question, demand a vote by ballot. The cumulative system of voting for the election of directors or for any other purpose shall not be allowed.

          D. A complete list of the Stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

          E. The Board of Directors in advance of any meeting of Stockholders may appoint one or more inspectors of election to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of the meeting may, and on the request of any Stockholder entitled to vote shall, appoint one or more inspectors of election. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of his ability. If appointed, inspectors of election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

     Section 9.  Informal Action by Stockholders.
                 --------------------------------
     Any action required to be taken at a meeting of the Stockholders or any other action which may be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Stockholders and may be stated as such in any documents filed with the Secretary of State of Colorado under the Colorado Business Corporation Act.

     Section 10.  Presumption of Assent.
                  ----------------------
     A Stockholder of the Corporation who is present at a meeting of the Stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Stockholder's dissent shall be entered in the Minutes of the meeting or unless such Stockholder shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Stockholder who voted in favor of such action.

                                   ARTICLE III
                                    Directors
                                    ---------

     Section 1.  Number.
                 -------
     The property, affairs and business of the Corporation shall be managed by a Board of Directors of not less than two (2) persons as shall be fixed by the Board of Directors. Except as hereinafter provided, Directors shall be elected at the Annual Meeting of the Stockholders and each Director shall serve until the next annual meeting of shareholders or his resignation or removal and until his successor shall be elected and qualify.

     Section 2.  Increase in Numbers.
                 --------------------
     The number of Directors may be increased or decreased from time to time by a majority vote of the whole Board of Directors, provided however, that no vote to decrease the number of Directors shall have the effect of shortening the term of any incumbent Director.

     Section 3.  Qualification.
                 --------------
     Directors need not be Stockholders of the Corporation.

     Section 4.  Quorum.
                 -------
     A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice, from time to time, until a quorum shall have been obtained.

     Section 5.  Vacancies.
                 ----------
     Any Director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein except such resignations shall not be submitted effective retroactively. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the Stockholders, or by the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office. Any vacancy may be filled by the affirmative vote of Directors then in office or by an election at an Annual Meeting or at a Special Meeting of Stockholders called for that purpose, and a Director so chosen shall hold office until the next Annual meeting of Stockholders and thereafter until such Director's successor shall have been elected and qualified.

     Section 6.  Meetings.
                 ---------
     Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special Meetings may be held at any time upon call of the President, or a majority of Directors serving as members of the Board of Directors. A meeting of the Board of Directors shall be held without notice immediately following the Annual Meeting of the Stockholders. Notice need not be given of regular meetings of the Board of Directors held at any time without notice if all the Directors are present, or if before the meeting those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of or the business to be transacted at such meeting.

     Section 7.  Presumption  of Assent.
                 -----------------------
     A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director's dissent shall be entered in the Minutes of the meeting or unless such Director shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 8.  Removal.
                 --------
     At any meeting of Stockholders, any Director or Directors may be removed from office, without assignment of any reason therefore, by a requisite majority of the Stockholders. When any Director or Directors are removed, new Directors may be elected at the same meeting of Stockholders for the unexpired term of the Director or Directors to be removed. If the Stockholders fail to elect persons to fill the unexpired term or terms of the Director or Directors removed, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining Directors.

     Section 9.  Informal Action by Directors.
                 -----------------------------
     Any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors and may be stated as such in any documents filed with the Secretary of State of Colorado under the Colorado Business Corporation Act.

     Section 10.  Compensation.
                  -------------
     Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of Directors may be on such basis as is determined in the resolution of the Board of Directors. Any Directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

     Section 11.  Committees.
                  -----------
     The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an executive committee and such other committees as it may deem appropriate. Each such committee shall consist of at least two members of the Board of Directors. Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it and as otherwise provided by Colorado law. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of and to discharge any such committee.

     A.   Committee to Keep Written Records.
          ----------------------------------
          Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors.

     B.   Failure to Keep Written Records.
          --------------------------------
          Failure to submit such records, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

     Section 12.  Director Voting.
                  ----------------
     At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which such Director may hold.

     Section 13.  Majority.
                  ---------
     The action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors with respect to regularly conducted business affairs. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     Section 14.  Board and Committee Meeting by Telephone.
                  -----------------------------------------
     Any one or more (including, without limitation, all) members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                                    Officers
                                    --------

     Section 1.  Election and Term of Office.
                 ----------------------------
     The Officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each Annual Meeting of the Stockholders. If the election of the Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may occur. Each Officer shall hold office until the first of the following to occur: until such Officer's successor shall have been duly elected and shall have qualified; or until such Officer's death; or until such Officer shall resign; or until such Officer shall have been removed in the manner herein provided. The Officers of the Corporation shall be a President, Secretary, Treasurer and one (1) or more Vice-Presidents, Assistant Secretaries or Assistant Treasurers, at the discretion of the Board of Directors. In addition, there may be a Chairman of the Board of Directors and such subordinate Officers as the Board of Directors may deem necessary.

     Section 2.  Removal.
                 --------
     Any Officer or agent or employee of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any Officer or agent shall not of itself create contract rights.

     Section 3.  Vacancies.
                 ----------
     Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

     Section 4.  Chairman of the Board - Chief Executive Officer.
                 ------------------------------------------------
     The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board of Directors and of the Stockholders at which he is present. He shall have general charge of the business and affairs of the Corporation, may execute in the name of the Corporation authorized corporate obligations or other instruments, shall perform such other duties as may be prescribed by the Board of Directors from time to time, and, in the absence or disability of the President, shall exercise all of the powers and duties of the President. In the absence or disability of the Chairman of the Board, the President shall exercise all the powers and duties of the Chairman of the Board. In addition, the President shall perform such duties as may be prescribed by the Board of Directors from time to time or as may from time to time be prescribed by the Chairman of the Board.

     Section 5.  President.
                 ----------
     The President shall be the chief operating officer of the Corporation and, in the absence or disability of the Chairman of the Board, he shall exercise all of the powers and duties of the Chairman of the Board. He shall have general and active supervision of the operations of the Corporation and shall, from time to time, make such reports of the Chairman of the Board may require. He shall have the general powers and duties of supervision usually vested in the office of the president of a corporation and shall have such other powers and duties as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board.

     The President shall execute all deeds, conveyances, deeds of trust, bonds and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some Officer or agent of the Corporation.

     Section 6.  Duties of Secretary. The Secretary shall:
                 --------------------

          A. Keep the minutes of the meeting of the Stockholders and of the Board of Directors in books provided for that purpose.

          B. Disseminate all notices in accordance with the provisions of these Bylaws or as required by law.

     Section 7.  Duties of Treasurer - Chief Financial  Officer.
                 -----------------------------------------------
     The Treasurer - Chief Financial Officer shall have the care and custody of the corporate funds and securities, sign checks, drafts, notes and orders for the payment of money, pay out and disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such payments and disbursements, deposit all monies and securities belonging to the Corporation and, in general, perform such other duties as are customarily performed by the Treasurer - Chief Financial Officer.

     The Treasurer shall:

          A. Have charge and custody of, and be responsible for, all funds and securities of the Corporation.

          B. Render a statement of the condition of the finances of the Corporation from time to time and at the specific request of the Board of Directors.

          C. Receive and give receipts for monies due and payable to the Corporation from any source whatsoever.

          D. Perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors or by the President. The Treasurer may be required to give bond for the faithful performance of Treasurer's duties in such sum and with such surety as may be determined by the Board of Directors.

     Section 8.  Duties of Vice-President.
                 -------------------------
     The Vice-President(s), if appointed in the discretion of the Board of Directors, shall perform such duties as are incident to their offices, or are properly required of them by the Board of Directors or are assigned to them by the Articles of Incorporation or these Bylaws.

     Section 9.  Duties of Assistant Secretaries, Assistant Treasurers and Other
                 ---------------------------------------------------------------
Subordinate Officers.
---------------------
     Assistant Secretaries, Assistant Treasurers, and other subordinate Officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

     Section 10.  Duties of Officers May Be Delegated.
                  ------------------------------------
     In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

     Section 11.  Salaries.
                  ---------
     The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefore.

     Section 12.  Checks and  Endorsements.
                  -------------------------
     All checks and drafts upon the funds to the credit of the Corporation in any of its depositories shall be signed by such of its Officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of signatures under specific conditions, and all notes, bills, receivables, trade acceptances, drafts and other evidences of indebtedness payable to the Corporation shall, for the purpose of deposit, discount, or collection be endorsed by such Officers or agents of the Corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                    ARTICLE V
                                      Stock
                                      -----

     Section 1.  Certificates.
                 -------------
     The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its President and the Secretary and shall be sealed with the seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation's Officers on such certificate may also be a facsimile engraved or printed if the certificate is countersigned by the transfer agent, or registered by a registrar. In the event any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such Officer had not ceased to be an officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

     Section 2.  Consideration for Shares.
                 -------------------------
     Shares shall be issued for such consideration, expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board. Such consideration may consist in whole or in part of money, other property, tangible or intangible, or such other consideration as shall be permitted under the Colorado Business Corporation Act.

     Section 3.  Lost, Destroyed or Stolen Certificates.
                 ---------------------------------------
     No certificates for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence satisfactory to the Board of Directors of such loss, destruction or theft; and if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.

     Section 4. Transfer of Shares.
                -------------------

          A. Upon surrender to the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept either at the offices of the Corporation's legal counsel, at the Corporation's principal office or by its registered duly appointed agent.

          B. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of the State of Colorado.

     Section 5.  Record Dates.
                 -------------
     The Board of Directors may fix in advance a date, not less than ten (10) or more than fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the distribution or allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of Stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange or capital stock, and in such case only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment of rights, or to exercise any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 6.  Voting on Stock.
                 ----------------
     All stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the Chairman of the Board, the President or any Vice President of the Corporation on behalf of the Corporation upon resolution and approval by the board.

                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits
                      -------------------------------------

     Section 1.  Contracts.
                 ----------
     The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, etc.
                 --------------------
     All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.  Deposits.
                 ---------
     The money of the Corporation shall be deposited in the name of the Corporation in such banks, trust companies, or other depositories, as the Board of Directors may designate and shall be subject to the order of the Corporation signed by such officer or agent of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE VII
                                 Corporate Seal
                                 --------------

     The corporate seal of the Corporation shall consist of a circular imprint bearing around the outside rim the name of the Corporation and the word "Colorado" and in the center shall be inscribed the word "Seal".

                                  ARTICLE VIII
                               Amendment of Bylaws
                               -------------------

     Section 1.  By Shareholders.
                 ----------------
     All Bylaws of the Corporation shall be subject to alteration or repeal and new Bylaws may be made by the requisite vote of Stockholders, a quorum being present in person or by proxy, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.

     Section 2.  By Directors.
                 -------------
     The Board of Directors shall have power to make, adopt, later, amend or repeal, from time to time, these Bylaws of the Corporation.

                                   ARTICLE IX
                                   Fiscal Year
                                   -----------

     The fiscal year end of the Corporation shall be as determined by the Board of Directors.

                                    ARTICLE X
                                    Approval
                                    --------

     The undersigned hereby certifies that the foregoing Bylaws constitute a true and complete copy of the Bylaws of SPORTS INFORMATION & PUBLISHING CORP. and the same have been approved, ratified and accepted by the Board of Directors as the Bylaws of the Corporation.



Dated: March 1, 2001                               /s/ Michael D. Tanner
      --------------                               ----------------------------
                                                   Michael D. Tanner, President

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